EXHIBIT 99.1

Amyris Secures Equity Financing Commitment

Agreement Provides Flexible Access to Growth Capital

EMERYVILLE, Calif., Feb. 24, 2015 (GLOBE NEWSWIRE) -- Amyris, Inc. (Nasdaq:AMRS), the industrial bioscience company, today announced that it entered into a Common Stock Purchase Agreement (the "Purchase Agreement") under which Amyris may from time to time sell up to $50 million of its common stock to Nomis Bay Ltd. ("Nomis Bay") over a 24-month period.

"This facility provides us with a flexible source of common stock financing as our business grows, allowing us to strategically manage whether and when to draw on the facility based on market dynamics and other considerations," said John Melo, President & Chief Executive Officer of Amyris.

Key aspects of the Purchase Agreement and related agreements include:

  Amyris will control the timing and amount of any sale of common stock to Nomis Bay, and will know the sale price before instructing Nomis Bay to purchase shares. When and if Amyris elects to use the facility, the company will issue shares to Nomis Bay at a discount to the volume weighted average price of Amyris's common stock over a preceding period of trading days.
  Nomis Bay has no right to require sales by the company, but is obligated to make purchases as the Company directs, in accordance with the terms of the Purchase Agreement.
  The facility does not impose limitations on use of proceeds, financial covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages.
  No warrants were issued in conjunction with initiating this facility.

Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, will act as placement agent in connection with the financing. Additional details will be provided in the regulatory filings associated with this transaction.

The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Amyris

Amyris is a global renewable products company providing sustainable alternatives to a variety of non-renewable resources. Amyris uses its innovative bioscience technology to convert plant sugars into hydrocarbon molecules. Amyris creates ingredients and is commercializing its No Compromise® products in the flavors and fragrances, cosmetics, specialty fluids, polymers, lubricants, and fuels industries. Amyris Brasil Ltda., a subsidiary of Amyris, oversees the establishment and expansion of Amyris's production in Brazil. More information about Amyris is available at www.amyris.com.

Forward-Looking Statements

This release contains forward-looking statements, and any statements other than statements of historical facts could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding future events (such as future business growth and ability to raise capital) that involve risks and uncertainties. These statements are based on management's current expectations and actual results and future events may differ materially due to risks and uncertainties, including those associated with any delays or failures in development, production and commercialization of products, liquidity and ability to fund capital expenditures, Amyris's reliance on third parties to achieve its goals, and other risks detailed in the "Risk Factors" section of Amyris's quarterly report on Form 10-Q filed on November 7, 2014. Amyris disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Amyris, the Amyris logo, and No Compromise are trademarks or registered trademarks of Amyris, Inc. All other trademarks are the property of their respective owners.

CONTACT: Amyris, Inc.
         Investor Relations
         +1 (510) 740-7481
         investor@amyris.com